                                                                    Exhibit 99.1

[LOGO OF VENCOR, INC. APPEARS HERE]
                                 Contact:  W. Earl Reed, III
                                           Executive Vice President and
                                            Chief Financial Officer
                                            (502) 596-7380


                     VENCOR REPORTS THIRD QUARTER EARNINGS
              EXPECTS TO REPORT LOWER EARNINGS IN FOURTH QUARTER

LOUISVILLE, Kentucky (October 22, 1997) Vencor, Inc. (NYSE: VC) today announced higher revenues and net income for the third quarter and nine months ended September 30, 1997.

          For the quarter, revenues totaled $844.7 million, up 30% from $650.6 million in the year-earlier period. Excluding an extraordinary charge, income from operations for the quarter totaled $36.9 million, or $0.52 per fully diluted share, up 10% from income from operations of $33.6 million, or $0.48 per fully diluted share, a year ago. For the quarter, Vencor recorded an extraordinary charge of $346,000, or $0.01 per share, related to the early extinguishment of debt.

          For the nine months, revenues totaled $2.30 billion, up 21% from $1.91 billion in the year-earlier period. Excluding an extraordinary charge, income from operations for the first nine months of 1997 totaled $107.9 million, or $1.52 per fully diluted share, up 17% from income from operations of $92.0 million, or $1.30 per fully diluted share, a year ago. For the nine month period, Vencor recorded an extraordinary charge of $4.2 million, or $0.06 per share, related to the early extinguishment of debt.

          The Company also announced today that it expects fourth quarter earnings to approximate $0.40 to $0.45 per share. Excluding the effect of non-recurring charges, the Company reported earnings per share of $0.51 in the fourth quarter of 1996.

          The downward revision in the earnings estimate is based primarily on management's recently completed analysis of the Balanced Budget Act of 1997 (the "Budget Act") and the expected impact of such legislation on both its business and the long-term healthcare industry in general. As the long-term industry transitions to the new Medicare prospective payment system (scheduled to be implemented on July 1, 1998), management believes that the volume of ancillary services provided per patient day to nursing center patients could decline and that sales of new contracts are likely to slow from historical levels. Accordingly, management expects that revenue growth rates in its Vencare contract services business may moderate, which could result in declining operating margins in the short term. In addition, in an effort to more rapidly execute its integrated network strategy, the Company expects to accelerate expenditures for marketing its full-service Vencare ancillary service products and implementing its clinical and financial information systems beyond previously anticipated levels. Costs associated with these actions are expected to negatively impact earnings for the remainder of this year and into 1998.

          W. Bruce Lunsford, Chief Executive Officer, commented that, "Regulatory changes in the long-term care industry are increasingly requiring providers to develop cost-effective approaches of providing quality healthcare services. To meet these changes, our full service Vencare strategy must replace the fragmented industry practices of the past. Our commitment to accelerate the integrated network and enhance the systems supporting the network confirms our belief that this strategy positions us to respond to regulatory and competitive changes in the industry, including those caused by the Budget Act. While our profitability within Vencare will be adversely impacted in the short term, I am confident that changes resulting from the Budget Act have increased our growth potential over the long term. In addition, the current environment also provides us with significant opportunities to excel in the nursing center business. As patient acuity levels in nursing centers rise and our ability to manage costs becomes more critical, I believe that our nursing center margins could show considerable improvement."

          The above statements include forward-looking statements. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. Numerous factors exist which, in some cases have affected, and in the future could cause results to differ materially from these expectations. These statements involve risks and uncertainties concerning the implementation and interpretation of the healthcare reform legislation and other factors as detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated October 21, 1997.

          Vencor, a long-term healthcare company with over $3 billion in annual revenues, owns and operates a national network of hospitals, nursing centers and contract service providers in 46 states.

                                 VENCOR, INC.
                             FINANCIAL HIGHLIGHTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                Three Months Ended      Nine Months Ended
                                                   September 30,          September 30,
                                                -------------------  -----------------------
                                                  1997       1996       1997         1996
                                                ---------  --------  -----------  ----------

Revenues......................................  $844,740   $650,551  $2,303,731   $1,911,442

Net income:
   Income from operations.....................  $ 36,902   $ 33,558  $  107,894   $   92,033
   Extraordinary loss on debt refinancing.....      (346)         -      (4,195)           -
                                                --------   --------  ----------   ----------

         Net income...........................  $ 36,556   $ 33,558  $  103,699   $   92,033
                                                ========   ========  ==========   ==========

Earnings per common share:
   Primary:
      Income from operations..................  $   0.52   $   0.48  $     1.52   $     1.30
      Extraordinary loss on debt refinancing..     (0.01)         -       (0.06)           -
                                                --------   --------  ----------   ----------

         Net income...........................  $   0.51   $   0.48  $     1.46   $     1.30
                                                ========   ========  ==========   ==========

   Fully diluted:
      Income from operations..................  $   0.52   $   0.48  $     1.52   $     1.30
      Extraordinary loss on debt refinancing..     (0.01)         -       (0.06)           -
                                                --------   --------  ----------   ----------

         Net income...........................  $   0.51   $   0.48  $     1.46   $     1.30
                                                ========   ========  ==========   ==========

Shares used in computing earnings
   per common share:
      Primary.................................    71,266     70,028      70,857       70,800
      Fully diluted...........................    71,277     70,028      71,043       70,800


                                 VENCOR, INC.
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    Three Months Ended      Nine Months Ended
                                                      September 30,           September 30,
                                                   --------------------  ------------------------
                                                     1997       1996        1997         1996
                                                   ---------  ---------  -----------  -----------

Revenues.........................................  $844,740   $650,551   $2,303,731   $1,911,442
                                                   --------   --------   ----------   ----------

Salaries, wages and benefits.....................   479,962    372,524    1,326,341    1,111,547
Supplies.........................................    81,148     64,967      224,509      191,150
Rent.............................................    23,954     19,681       64,685       57,950
Other operating expenses.........................   131,977    105,275      360,698      300,227
Depreciation and amortization....................    33,385     24,787       87,236       74,426
Interest expense.................................    34,773     11,884       66,107       36,505
Investment income................................    (1,759)    (3,132)      (5,072)     (10,010)
                                                   --------   --------   ----------   ----------
                                                    783,440    595,986    2,124,504    1,761,795
                                                   --------   --------   ----------   ----------

Income from operations before income taxes.......    61,300     54,565      179,227      149,647
Provision for income taxes.......................    24,398     21,007       71,333       57,614
                                                   --------   --------   ----------   ----------
Income from operations...........................    36,902     33,558      107,894       92,033
Extraordinary loss on extinguishment of
   debt, net of income tax benefit...............      (346)         -       (4,195)           -
                                                   --------   --------   ----------   ----------

            Net income...........................  $ 36,556   $ 33,558   $  103,699   $   92,033
                                                   ========   ========   ==========   ==========

Earnings per common share and common
   equivalent share:
      Primary:
         Income from operations..................  $   0.52   $   0.48   $     1.52   $     1.30
         Extraordinary loss on extinguishment of
            debt.................................     (0.01)         -        (0.06)           -
                                                   --------   --------   ----------   ----------

            Net income...........................  $   0.51   $   0.48   $     1.46   $     1.30
                                                   ========   ========   ==========   ==========

      Fully diluted:
         Income from operations..................  $   0.52   $   0.48   $     1.52   $     1.30
         Extraordinary loss on extinguishment of
            debt.................................     (0.01)         -        (0.06)           -
                                                   --------   --------   ----------   ----------

            Net income...........................  $   0.51   $   0.48   $     1.46   $     1.30
                                                   ========   ========   ==========   ==========

Shares used in computing earnings
   per common and common equivalent share:
      Primary....................................    71,266     70,028       70,857       70,800
      Fully diluted..............................    71,277     70,028       71,043       70,800


Note: Certain prior year amounts have been reclassified to conform with the current year presentation.